UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas, U.S.A. 77056

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 21, 2022, Schlumberger Limited (“SLB”) issued a press release announcing that Schlumberger Holdings Corporation, an indirect wholly-owned subsidiary of SLB (the “Issuer”), has commenced a cash tender offer (the “Tender Offer”) for up to an aggregate purchase price of $500,000,000, including premium but excluding any accrued interest, of the Issuer’s outstanding (a) 3.750% Senior Notes due 2024 (the “2024 Notes”); (b) 4.000% Senior Notes due 2025 (the “2025 Notes”); (c) 3.900% Senior Notes due 2028 (the “2028 Notes”); and (d) 4.300% Senior Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the 2025 Notes and the 2028 Notes, the “Notes”). The complete terms and conditions of the Tender Offer are set forth in an offer to purchase (the “Offer to Purchase”) that will be sent to registered holders of the Notes and be posted online at www.dfking.com/slb. The Tender Offer will expire at 11:59 p.m., New York City time, on December 19, 2022, unless extended or earlier terminated (the “Expiration Time”).

The applicable purchase price for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Tender Offer Documents by reference to the applicable fixed spread for such Notes plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security at 10:00 a.m., New York City time, on December 6, 2022, unless extended.

A copy of the press release is included with this Form 8-K as Exhibit 99 and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 (including Exhibit 99) will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and Exhibit 99 attached hereto contain “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “plan,” “potential,” “expectations,” “estimate,” “intend,” “anticipate,” “target,” “think,” “should,” “could,” “would,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements regarding the terms and timing for completion of the Tender Offer, including the acceptance for purchase of any Notes validly tendered and the expected Expiration Time and Settlement Date thereof, and the consideration of the Tender Offer. SLB and the Issuer cannot give any assurance that such statements will prove correct. These statements are subject to, among other things, the risks and uncertainties detailed in SLB’s most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should SLB’s underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in the forward-looking statements. The forward-looking statements speak only as of November 21, 2022, and SLB disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

99	Press release dated November 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Date: November 21, 2022